EX-99.(s)

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria and Robert Griffith, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, until the earlier of his or her resignation or removal as an officer of Goldman Sachs Real Estate Diversified Income Fund (the “Trust”), each with power and authority of substitution and resubstitution, for him or her in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara James A. McNamara	President (Chief Executive Officer) and Trustee	June 18, 2025

/s/ Joseph F. DiMaria Joseph F. DiMaria	Treasurer, Principal Financial Officer and Principal Accounting Officer	June 18, 2025

/s/ Gregory G. Weaver Gregory G. Weaver	Chair and Trustee	June 18, 2025

/s/ Cheryl K. Beebe Cheryl K. Beebe	Trustee	June 18, 2025

/s/ Dwight L. Bush Dwight L. Bush	Trustee	June 18, 2025

/s/ Kathryn A. Cassidy Kathryn A. Cassidy	Trustee	June 18, 2025

/s/ John G. Chou John G. Chou	Trustee	June 18, 2025

/s/ Joaquin Delgado Joaquin Delgado	Trustee	June 18, 2025

/s/ Eileen H. Dowling Eileen H. Dowling	Trustee	June 18, 2025

/s/ Lawrence Hughes Lawrence Hughes	Trustee	June 18, 2025

/s/ John F. Killian John F. Killian	Trustee	June 18, 2025

/s/ Steven D. Krichmar Steven D. Krichmar	Trustee	June 18, 2025

/s/ Michael Latham Michael Latham	Trustee	June 18, 2025

/s/ Lawrence W. Stranghoener Lawrence W. Stranghoener	Trustee	June 18, 2025